Exhibit 99.1

For information, contact:	Thomas V. Cholnoky
(212) 365-2292

Transatlantic Holdings, Inc. Prices Debt Public Offering

New York, N.Y. – November 18, 2009 – Transatlantic Holdings, Inc. (the “Company”) (NYSE: TRH) announced today that it priced a registered offering (the “Offering”) of $350,000,000 aggregate principal amount of its 8.00% Senior Notes due 2039 (the “Notes”). The Notes are being sold to the public at a price of 97.234% of principal. The Offering is expected to close on or about November 23, 2009, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes which, depending on market conditions, may include repurchases of the Company’s common stock and its 5.75% Senior Notes due 2015. Goldman, Sachs & Co. and Wells Fargo Securities, LLC are underwriters for the Offering.

The Notes are being offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (“SEC”). A prospectus and prospectus supplement related to the Offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Copies of the prospectus for the Offering can be obtained from the Investor Relations Department at: Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Telephone: (212) 365-2292, E-mail: investor_relations@transre.com or from the underwriters at: Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or Wells Fargo Securities, LLC, 301 South College Street, Charlotte, NC 28288, Prospectus Delivery Department, Telephone: 1-800-326-5897.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis – structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Caution Concerning Forward-Looking Statements

This press release may include, and the Company’s officers and representatives may from time to time make, statements which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as “intend,” “intends,” “intended,” “goal,” “estimate,” “estimates,” “expect,” “expects,” “expected,” “project,” “projects,” “projected,” “projections,” “plans,” “anticipates,” “anticipated,” “should,” “think,” “thinks,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions.

These statements are not historical facts but instead represent only the Company’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements may address, among other things, the Company’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, financial, credit and industry market conditions, financial results and reserves, as well as the expected impact on the Company of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions. It is possible that the Company’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause the Company’s actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions, financial and credit market conditions, cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophic events), the legal environment, legal and regulatory proceedings, failures of pricing models to accurately assess risks, the reserving process, the competitive environment in which the Company operates, interest rate and foreign currency exchange rate fluctuations and the uncertainties inherent in international operations. The Company is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.